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                                                                   EXHIBIT 10.97

                           PLEDGE SECURITY AGREEMENT

PLEDGE SECURITY AGREEMENT EXECUTED ON THE ONE PART BY TARRANT MEXICO S. DE R. L. DE C.V. REPRESENTED BY MR. GERARD GUEZ (HEREINAFTER REFERRED TO AS "THE CREDITOR"), AND ON THE OTHER PART BY TRANS TEXTIL INTERNATIONAL, S.A. DE C.V. REPRESENTED BY MR. JOSE KAMEL NACIF BORGE (HEREINAFTER REFERRED TO AS "THE DEBTOR") IN ACCORDANCE WITH THE FOLLOWING:


                                R E C I T A L S


WHEREAS, THE DEBTOR is a corporation duly organized and existing under the laws of the United Mexican States ("Mexico") and represents that it has the legal capacity to execute this Agreement and that it has obtained the necessary authorizations for the execution and performance hereof.

WHEREAS, THE DEBTOR recently amended its corporate by-laws in order to change its corporate name from TEX TRANSAS S.A. DE C.V. to TRANS TEXTIL INTERNATIONAL, S.A. DE C.V.

WHEREAS, THE CREDITOR is a corporation duly organized and existing under the laws of Mexico and represents that it has the legal capacity to execute this Agreement and that it has obtained the necessary authorizations for the execution and performance hereof.

WHEREAS, THE CREDITOR has sold to THE DEBTOR subject to the terms and conditions of an Equipment Purchase Agreement executed by THE DEBTOR and THE CREDITOR on October 5, 2000 (the "Equipment Purchase Agreement") certain equipment identified and described in Exhibit "A" (the "EQUIPMENT"), which signed by the parties, is made a part hereof, and that said "EQUIPMENT" is free from any lien, encumbrance or limitation of ownership. The Equipment Purchase Agreement is identified and attached herein as Exhibit "B".

WHEREAS, the purchase mentioned in the foregoing paragraph has been or will be documented by one promissory note for the amount of $45,795,688.00 (Forty five million seven hundred and ninety five thousand six hundred and eighty eight dollars 00/100) currency of the United States of America plus interests, issued by THE DEBTOR to the order of THE CREDITOR, in accordance with the Equipment Purchase Agreement. The promissory note mentioned in this paragraph shall be hereinafter referred to as the "Promissory Note" and a copy of it is identified and attached herein as Exhibit "C".

WHEREAS, THE DEBTOR is also the owner of 1,724,000 shares of common stock of Tarrant Apparel Group ("TAG SHARES"), a parent company of THE CREDITOR, and said shares are
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kept in escrow by Tarrant Apparel Group on behalf of THE CREDITOR to guarantee previous obligations by THE DEBTOR towards THE CREDITOR and Tarrant Apparel
Group.

WHEREAS, in accordance with the agreement reached between THE DEBTOR and THE CREDITOR, by means of this Agreement THE DEBTOR wishes to guarantee the prompt compliance of all debts and obligations (together the "Obligations") assumed towards THE CREDITOR deriving from the Equipment Purchase Agreement, as well as to guarantee the prompt payment of the Promissory Note, constituting a pledge on the EQUIPMENT described in Exhibit "A" hereto and the TAG SHARES referred to above, which shall be governed by the provisions contained in the following:

                                 C L A U S E S

FIRST. THE DEBTOR hereby constitutes in favor of THE CREDITOR a pledge on the EQUIPMENT, which shall guarantee 100% of the Obligations assumed by THE CREDITOR towards THE DEBTOR pursuant to the Equipment Purchase Agreement and the Promissory Note.

In addition, THE DEBTOR hereby constitutes in favor of THE CREDITOR a pledge in second degree on the TAG SHARES owned by THE DEBTOR which are kept in escrow by Tarrant Apparel Group.

SECOND. In accordance with Article 334 paragraph V of the General Law of Negotiable Instruments and Credit Operations, THE DEBTOR hereby delivers the EQUIPMENT in custody to THE CREDITOR whom in this moment personally and by his own right, receives such EQUIPMENT in custody as depositary in terms of article 2516 of the Civil Code for the Federal District, Mexico, and its correlative article 2136 of the Civil Code of the state of Tlaxacala, Mexico, in the place of deposit which shall be: Lote 1 ABC, SN, Corredor Industrial, Ixtlacuixtla, San Diego, Xocoyucan, Tlaxcala.

THE CREDITOR hereby waives the right to receive compensation for the execution of his duty as depositary and obliges to maintain the EQUIPMENT in good conditions, in the understanding that THE CREDITOR shall not be responsible for the deterioration of the EQUIPMENT derived from ordinary daily use.

THE DEBTOR, at its own expense, shall make or cause to be made all necessary recordings in order for the pledge constituted hereby, to cause full legal effects.

THE CREDITOR and THE DEBTOR acknowledge agree that the TAG SHARES will remain in escrow with Tarrant Apparel Group who shall also act as depositary for purposes of this Agreement.

THIRD. Simultaneously to the execution hereof, THE DEBTOR shall deliver to THE CREDITOR the invoices and/or certificates evidencing legal title over the EQUIPMENT, who shall keep them in

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its possession as depositary together with the EQUIPMENT in accordance with the second clause of this Agreement.

The corresponding deposit slip shall be issued in the name of THE CREDITOR and THE CREDITOR shall give a copy of the same to THE DEBTOR in order to comply with article 337 of the General Law of Negotiable Instruments and Credit Operations.

In addition, Tarrant Apparel Group shall issue a deposit slip to THE DEBTOR with regard to the TAG SHARES pledged as a result of the Obligations under the Equipment Purchase Agreement and the Promissory Note.

FOURTH. THE CREDITOR may request THE DEBTOR to deliver in pledge additional goods in order to maintain the guarantee of payment of the Obligations granted in accordance with the Equipment Purchase Agreement and the Promissory Note. In such event, THE DEBTOR shall grant a pledge on additional goods sufficient to guarantee the full payment of the Obligations, within a term of five (15) business days after the date of the request addressed for such purpose in writing by THE CREDITOR. The refusal of THE DEBTOR to grant in pledge additional goods during the above-mentioned period of time shall entitle THE CREDITOR to sell the EQUIPMENT and the TAG SHARES in accordance with Article 341 of the General Law of Negotiable Instruments and Credit Operations.

For purposes of this Clause, the parties hereto agree that the value of the EQUIPMENT and the TAG SHARES shall be market value at the time such sale takes place.

The provision contained in this Clause shall not impair in any manner whatsoever the rights of THE CREDITOR in accordance with the provisions of Article 340 of the General Law of Negotiable Instruments and Credit Operations.

FIFTH. Unless otherwise provided in this Agreement, during the term hereof, THE DEBTOR grants THE CREDITOR the right to use the EQUIPMENT for the exclusive purpose of the manufacture, distribution, spinning, weaving, dyeing and finishing of fabric and the cutting, sewing, finishing and distribution of wearing apparel (the "Purpose").

SIXTH. The term of this Agreement is subject to fulfillment and completion of the Obligations under the Equipment Purchase Agreement and Promissory Note. Therefore, this Agreement will be terminated when all the amounts due under the referred Promissory Note as well as the Equipment Purchase Agreement are fully paid by THE DEBTOR to the satisfaction of THE CREDITOR.

SEVENTH. For everything relating to this Agreement, the parties indicate as their domiciles the following:

     THE DEBTOR:

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     3151 East Washington Boulevard
     Los Angeles, California 90023
     USA.
     Telecopier: (323) 881-0383


     THE CREDITOR:

     Edgar Allan Poe No. 231
     Col Polanco, C.P. 11550
     Mexico D.F.
     Telecopier: (525) 255-1009


EIGHTH. It is expressly agreed that in case THE DEBTOR does not comply with the Obligations mentioned in the Equipment Purchase Agreement, including payment in due time of the Promissory Note, THE CREDITOR, at its choice, may exercise the actions arising from the aforesaid Equipment Purchase Agreement and/or the Promissory Note, or the actions which may arise from this Agreement, either one in a successive or joint manner. In the event of discrepancy between the Equipment Purchase Agreement mentioned above and this Agreement, the terms of this Agreement shall prevail only with regard to the pledge of the EQUIPMENT.

NINTH. For the interpretation of and compliance with this Agreement, both parties expressly submit themselves to the jurisdiction of the competent courts in the city of Tlaxcala, Tlaxcala, Mexico, or in the city of Los Angeles, California, United States of America, at the election of THE CREDITOR, waiving hereby both parties the jurisdiction to which they may be entitled to by reason of their present or future domiciles.

TENTH. For everything not provided for in this Agreement, the provisions of the General Law of Negotiable Instruments and Credit Operations shall apply.

ELEVENTH. No delay or omission by THE CREDITOR to exercise any right under this Agreement shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any waiver, consent or approval under this Agreement must be in writing to be effective.

TWELFTH. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

THIRTEENTH. If at any time THE CREDITOR sells, assigns, grants participation in, or otherwise transfers to any person, firm or corporation, all or part of the indebtedness of THE

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DEBTOR outstanding under the Equipment Purchase Agreement and the Promissory
Note, in such event, the pledge granted hereunder will also be assigned by THE CREDITOR. THE DEBTOR hereby acknowledges and agrees that any such disposition will transfer the pledge to the transferee.

FOURTEENTH. THE DEBTOR agrees to pay, or reimburse THE CREDITOR for all fees, duties and expenses, including those of a notary public, incurred in the delivery of notices, certification of signatures and registration of this Agreement required for it to have full legal effects.

This Agreement is signed in triplicate, by THE DEBTOR and by THE CREDITOR on October 5, 2000. Each party keeps one copy of each version of this Agreement and another copy shall be delivered to the Public Registry of Commerce for recording of this Agreement thereat.



          THE DEBTOR                                  THE CREDITOR

   TRANS TEXTIL INTERNATIONAL                 TARRANT MEXICO S. DE R. L. DE C.V
        S.A. DE C.V.



     By:___________________________             By:____________________________
        Authorized Representative                    Authorized Representative



                           DEPOSITARY for TAG SHARES

                             TARRANT APPAREL GROUP



                         By:__________________________
                            Authorized Representative

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